Exhibit 99.1

CIMAREX ENERGY CO.
1700 Lincoln Street, Suite 1800
Denver, CO 80203
Phone: (303) 295-3995

     CIMAREX ENERGY REPORTS FOURTH-QUARTER 2005 EARNINGS OF $1.98 PER SHARE

DENVER, February 15, 2006 - Cimarex Energy Co. (NYSE: XEC) today announced that fourth- quarter 2005 earnings rose 77 percent to $1.98 per diluted share. This compares to fourth-quarter 2004 earnings of $1.12 per diluted share. Net income for the fourth quarter of 2005 totaled $168.4 million, up from $48.1 million in 2004.

Full-year 2005 net income totaled $328.3 million, or $4.90 per diluted share, up from 2004 net income of $153.6 million, or $3.59 per diluted share. Overall 2005 financial results include results of operations from Magnum Hunter Resources, Inc. beginning with the June 7, 2005 date of acquisition.

Revenues from oil and gas sales rose 187% in the fourth quarter of 2005 to a record $406.6 million, compared to $141.9 million in the same period of 2004. Fourth-quarter 2005 cash flow from operations also reached a new all-time high, totaling $274.2 million versus $108.6 million in the same period of 2004(1).

Oil and gas sales for 2005 totaled $1.1 billion, up from $472.4 million during 2004. Cash flow from operations for 2005 increased to $724.6 million versus $348.7 million during 2004(1).

The increases in revenues, earnings and cash flow are due to higher production and prices. Fourth-quarter 2005 gas prices increased 64 percent to $10.49 per thousand cubic feet (Mcf) and oil rose 21 percent to $57.06 per barrel. For all of 2005, gas averaged $8.05 per Mcf versus $5.76 per Mcf in 2004 and oil increased to $55.25 per barrel from $40.19 per barrel.

Fourth-quarter 2005 oil and gas production volumes increased 87 percent over the same period a year earlier to 431 million cubic feet equivalent per day (MMcfe/d). Gas production rose 77 percent to 331 MMcf/d and oil volumes increased 125 percent to 16,686 barrels per day. Full-year 2005 production volumes increased 63 percent over 2004 to 354 MMcfe/d. Gas production grew 58 percent to 275 MMcf/d and oil volumes increased 82 percent to 13,162 barrels per day.

----------
(1) Cash Flow from Operations is a non-GAAP financial measure that represents Net Cash Provided By Operating Activities adjusted for the change in operating assets and liabilities. See below for a reconciliation of the related amounts.

The increase in production is attributable to the addition of Magnum Hunter operations in June 2005 and continued positive drilling results, partially offset by hurricane related production disruptions in the Gulf of Mexico and Gulf Coast regions. Hurricane and other storm related activity is estimated to have negatively impacted fourth-quarter 2005 production by 41-45 MMcfe/d and full-year volumes by 17-20 MMcfe/d.

Fourth-quarter 2005 net income includes a $16.2 million pre-tax gain on derivative instruments associated with swaps and collars assumed as part of the Magnum Hunter acquisition which do not qualify for hedge accounting. The full-year 2005 results include a $67.8 million loss on derivative instruments. Fourth-quarter and full-year 2005 cash payments on these derivative instruments totaled $48.7 and $64.3 million, respectively.

PROVED RESERVES
---------------

Year-end 2005 proved reserves totaled 1.393 trillion cubic feet equivalent
(Tcfe), a 210 percent increase over year-end 2004. Proved reserves are 72 percent gas and 81 percent proved developed. Excluded from year-end 2005 reserves are 35.0 billion cubic feet equivalent (Bcfe) classified as equity investments and 62.5 Bcfe associated with divestitures.

Reserves added from the Magnum Hunter acquisition and other transactions totaled
887.6 Bcfe. Reserves added by drilling and revisions totaled 247.8 Bcfe and replaced 192 percent of production.

PROPERTY SALES
--------------

Cimarex received $61 million in the fourth-quarter 2005 from the sale of certain West Texas properties. Full-year 2005 proceeds from sales of non-core properties totaled $149 million. Proved reserves and production associated with these properties totaled 62.5 billion cubic feet equivalent and 13 MMcfe/d, respectively.

OUTLOOK
-------

The following statements provide a summary of production and expense projections for the first-quarter and full-year 2006.

Capital investment for E&D during 2006 is projected to be $1 billion, with approximately 60 percent directed to the Mid-Continent and Permian Basin regions and 40 percent to the Gulf Coast, Gulf of Mexico and other areas.

Non-operated Gulf of Mexico production of 20-25 MMcfe/d was shut in at year-end 2005 because of hurricane damage. The majority of this output is expected to be restored during the first quarter of 2006.

Based on planned capital spending, resumption of Gulf of Mexico production and numerous other factors related to production forecasts, 2006 volumes are expected to range from 470-480 MMcfe/d during the first quarter and 485-505 MMcfe/d for the full year.

Expenses for 2006 are expected to fall within the following ranges:

EXPENSES ($/Mcfe):
--------------------------------------------------
     Production expense                              $0.95  -  $1.05
     Transportation expense                           0.12  -   0.14
     Depreciation, depletion and amortization         2.20  -   2.30
     General and administrative expense               0.20  -   0.25
     Production taxes (% of oil and gas revenue)      6.5%  -   7.0%

CONFERENCE CALL AND WEB CAST

A conference call and web cast has been scheduled for today, Wednesday, February 15, 2006 at 11 a.m. Mountain Time (1:00 p.m. Eastern Time). To access the live, interactive conference call, please dial 800-322-0079 ten minutes before the scheduled start time. The listen-only web cast of the call will be accessible via www.cimarex.com.

ABOUT CIMAREX ENERGY

Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Gulf Coast, Permian Basin of West Texas and New Mexico and Gulf of Mexico areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release and other risks that are described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, neither Cimarex nor its management can guarantee that the anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Mark Burford, Director of Capital Markets
303-295-3995
www.cimarex.com

                            PRICE AND PRODUCTION DATA

                                       FOR THE THREE MONTHS ENDED       FOR THE YEAR ENDED
                                              DECEMBER 31                   DECEMBER 31
                                      ---------------------------   ---------------------------
                                          2005           2004           2005           2004
                                      ------------   ------------   ------------   ------------
Gas Production:
     Total production - Mcf             30,417,802     17,172,891    100,271,538     63,610,533
     Gas volume - Mcf per day              330,628        186,662        274,717        173,799
     Gas price - per Mcf              $      10.49   $       6.39   $       8.05   $       5.76

Oil Production (including NGL):
     Total production - barrels          1,535,110        683,364      4,804,242      2,640,645
     Oil volume - barrels per day           16,686          7,428         13,162          7,215
     Oil price - per barrel           $      57.06   $      47.12   $      55.25   $      40.19

                                 PROVED RESERVES

                                                                        GAS            OIL,           TOTAL
                                                                       (MMcf)         (MBbls)        (MMcfe)
                                                                    ------------   ------------   ------------
December 31, 2004                                                        364,641         14,063        449,019
     Revisions of previous estimates                                       9,534            270         11,154
     Extensions, discoveries, and improved recovery                      209,758          4,477        236,620
     Purchase of reserves                                                531,862         59,288        887,590
     Production                                                         (100,272)        (4,804)      (129,096)
     Sale of properties                                                  (11,041)        (8,584)       (62,545)
                                                                    ------------   ------------   ------------
December 31, 2005                                                      1,004,482         64,710      1,392,742
                                                                    ============   ============   ============
Proved developed - December 31, 2005                                     820,244         51,521      1,129,370
                                                                    ============   ============   ============
Equity investment proved reserves not included in above (1)               16,914          3,012         34,986
                                                                    ============   ============   ============

(1) The Financial Accounting Standards Board (FASB) pronouncement EITF No. 04-5 "Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights" was effective in June 2005. This pronouncement resulted in certain entities acquired as part of the Magnum Hunter merger not being consolidated.

                            PROVED RESERVES BY REGION

                                                                        GAS             OIL           TOTAL
                                                                       (MMcf)         (MBbls)        (MMcfe)
                                                                    ------------   ------------   ------------
     Permian Basin                                                       348,012        43,960         611,772
     Mid-Continent                                                       454,986        14,074         539,430
     Gulf Coast                                                           94,628         3,872         117,860
     Gulf of Mexico                                                       46,126         1,566          55,522
     Other                                                                60,730         1,238          68,158
                                                                    ------------   ------------   ------------
                                                                       1,004,482        64,710       1,392,742
                                                                    ============   ============   ============

                     OIL AND GAS CAPITALIZED COSTS INCURRED

                                            FOR THE YEAR ENDED
                                               DECEMBER 31
                                       ----------------------------
                                           2005            2004
                                       ------------    ------------
                                             (in thousands)
Acquisition of Magnum Hunter:
     Proved                            $  1,521,383    $         --
     Unproved                               297,692              --
Acquisitions of  other  properties:
     Proved                                   1,973             324
     Unproved                                40,865          17,177

Exploration and development                 600,913         278,870
                                       ------------    ------------
Total oil and gas expenditures            2,462,826         296,371
Sale proceeds                              (149,262)           (662)
                                       ------------    ------------
                                       $  2,313,564    $    295,709
                                       ============    ============

                   RECONCILIATION OF CASH FLOW FROM OPERATIONS

                                              FOR THE THREE MONTHS ENDED        FOR THE YEAR ENDED
                                                     DECEMBER 31                    DECEMBER 31
                                             ----------------------------   ---------------------------
                                                 2005            2004           2005           2004
                                             ------------    ------------   ------------   ------------
                                                    (in thousands)                 (in thousands)
Net cash provided by operating activities    $    287,259    $    100,747   $    704,734   $    355,853
    Increase  in operating assets
     and liabilities                              (13,043)          7,879         19,873         (7,165)
                                             ------------    ------------   ------------   ------------
Cash flow from operations                    $    274,216    $    108,626   $    724,607   $    348,688
                                             ============    ============   ============   ============

Management believes that the non-GAAP measure of cash flow from operations is useful information for investors because it is used internally and is accepted by the investment community as a means of measuring the company's ability to fund its capital program. It is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

CONDENSED INCOME STATEMENTS (unaudited)

                                                 FOR THE THREE MONTHS ENDED         FOR THE YEAR ENDED
                                                        DECEMBER 31                     DECEMBER 31
                                                ----------------------------    ----------------------------
                                                    2005            2004            2005            2004
                                                ------------    ------------    ------------    ------------
                                                           (In thousands, except per share data)
Revenues:
    Gas sales                                   $    318,964    $    109,731    $    807,007    $    366,260
    Oil sales                                         87,586          32,202         265,415         106,129
    Gas gathering, processing, and net
     marketing                                        22,976             714          46,200           2,785
                                                ------------    ------------    ------------    ------------
                                                     429,526         142,647       1,118,622         475,174
                                                ------------    ------------    ------------    ------------
Costs and expenses:
    Depreciation, depletion and amortization          85,794          35,031         258,287         124,251
    Asset retirement obligation accretion              1,553             328           3,819           1,241
    Production                                        36,011           9,940         104,067          37,476
    Transportation                                     5,019           2,459          15,338          10,003
    Gas gathering and processing                      16,278              63          31,890             294
    Taxes other than income                           27,447          10,196          73,360          37,761
    General and administrative                         9,530           7,443          33,497          22,483
    Stock compensation                                 1,296             503           4,959           1,957
    Expenses related to merger                         1,335              --           9,422              --
    (Gain) Loss on derivative instruments            (16,176)             --          67,800              --
                                                ------------    ------------    ------------    ------------
                                                     168,087          65,963         602,439         235,466
                                                ------------    ------------    ------------    ------------
Operating income                                     261,439          76,684         516,183         239,708

Other income and expense:
    Interest expense                                   7,368             209          19,607           1,075
    Amortization of fair value of debt                  (945)             --          (2,132)             --
    Capitalized interest                              (5,529)             --         (11,686)             --
    Other, net                                        (5,361)         (1,256)         (6,061)         (7,685)
                                                ------------    ------------    ------------    ------------
Income before income tax expense                     265,906          77,731         516,455         246,318
Income tax expense                                    97,498          29,656         188,130          92,726
                                                ------------    ------------    ------------    ------------
Net income                                      $    168,408    $     48,075    $    328,325    $    153,592
                                                ============    ============    ============    ============

Earnings per share:
      Basic                                     $       2.04    $       1.15    $       5.07    $       3.70
                                                ============    ============    ============    ============
      Diluted                                   $       1.98    $       1.12    $       4.90    $       3.59
                                                ============    ============    ============    ============

Weighted average shares outstanding:
      Basic                                           82,404          41,666          64,761          41,466
                                                ============    ============    ============    ============
      Diluted                                         85,145          43,112          67,000          42,763
                                                ============    ============    ============    ============

CASH FLOW STATEMENTS (unaudited)

                                                                       FOR THE THREE MONTHS ENDED       FOR THE YEAR ENDED
                                                                              DECEMBER 31                   DECEMBER 31
                                                                      ---------------------------   ---------------------------
                                                                          2005           2004           2005           2004
                                                                      ------------   ------------   ------------   ------------
                                                                                            (In thousands)
Cash flows from operating activities:
     Net income                                                       $    168,408   $     48,075   $    328,325   $    153,592
     Adjustment to reconcile net income to net cash
      provided by operating activities:
           Depreciation, depletion and amortization                         85,794         35,031        258,287        124,251
           Asset retirement obligation accretion                             1,553            328          3,819          1,241
           Deferred income taxes                                            80,246         23,950        112,890         66,849
           Stock compensation                                                1,296            503          4,959          1,957
           Derivative instruments                                          (63,055)            --          3,483             --
           Other                                                               (26)           739         12,844            798
     Changes in operating assets and liabilities, net of
      effects of the acquisition of Magnum Hunter:
           (Increase) decrease in receivables, net                         (22,022)       (22,774)       (45,787)       (35,696)
           (Increase) decrease in other current assets                      (2,873)           744        (27,293)        (1,703)
           Increase in accounts payable and
              accrued liabilities                                           37,407         13,835         52,488         42,918
           Increase in other non-current liabilities                           531            316            719          1,646
                                                                      ------------   ------------   ------------   ------------
                 Net cash provided by operating activities                 287,259        100,747        704,734        355,853
                                                                      ------------   ------------   ------------   ------------
Cash flows from investing activities:
     Oil and gas expenditures                                             (233,358)       (75,482)      (631,549)      (281,407)
     Acquisition of oil and gas properties                                      --           (222)        (1,973)          (324)
     Merger related costs                                                   (1,335)            --        (13,740)            --
     Cash received in connection with acquisition of MHR                        --             --         33,407             --
     Proceeds from sale of assets                                           71,266            160        141,842            926
     Other expenditures                                                     (5,642)        (4,218)       (25,440)       (12,296)
                                                                      ------------   ------------   ------------   ------------
                 Net cash used by investing activities                    (169,069)       (79,762)      (497,453)      (293,101)
                                                                      ------------   ------------   ------------   ------------
Cash flows from financing activities:
     Borrowings (payments) on long-term debt, net                          (85,079)            --       (273,501)            --
     Financing costs                                                          (102)            --         (1,516)            --
     Common stock reacquired and retired                                        --           (540)        (2,130)        (1,254)
     Proceeds from issuance of common stock                                  1,165          3,104         15,767         13,828
                                                                      ------------   ------------   ------------   ------------
                 Net cash (used in) provided by
                  financing activities                                     (84,016)         2,564       (261,380)        12,574
                                                                      ------------   ------------   ------------   ------------
Net change in cash and cash equivalents                                     34,174         23,549        (54,099)        75,326
Cash and cash equivalents at beginning of period                            27,473         92,197        115,746         40,420
                                                                      ------------   ------------   ------------   ------------
Cash and cash equivalents at end of period                            $     61,647   $    115,746   $     61,647   $    115,746
                                                                      ============   ============   ============   ============

BALANCE SHEETS (unaudited)

                                                                                 DECEMBER 31        DECEMBER 31
                                                                                    2005               2004
                                                                              ----------------   ----------------
                                                                               (In thousands, except share data)
                                  ASSETS
Current assets:
     Cash and cash equivalents                                                $         61,647   $        115,746
     Receivables, net                                                                  289,184            103,989
     Inventories                                                                        34,784              9,742
     Deferred income taxes                                                              17,959              2,149
     Other current assets                                                               25,454              4,821
                                                                              ----------------   ----------------
        Total current assets                                                           429,028            236,447
                                                                              ----------------   ----------------
Oil and gas properties at cost, using the full cost method of accounting:
     Proved properties                                                               3,602,797          1,596,704
     Unproved properties and properties under development,
      not being amortized                                                              388,839             72,249
                                                                              ----------------   ----------------
                                                                                     3,991,636          1,668,953
     Less - accumulated depreciation, depletion and amortization                    (1,114,677)          (866,660)
                                                                              ----------------   ----------------
        Net oil and gas properties                                                   2,876,959            802,293
                                                                              ----------------   ----------------
Fixed assets, net                                                                       86,916             16,109
Goodwill                                                                               717,391             44,967
Other assets, net                                                                       70,041              5,630
                                                                              ----------------   ----------------
                                                                              $      4,180,335   $      1,105,446
                                                                              ================   ================
                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                         $         81,947   $         26,511
     Accrued liabilities                                                               179,076             77,362
     Derivative fair value                                                              41,926                 --
     Revenue payable                                                                    94,469             39,129
                                                                              ----------------   ----------------
        Total current liabilities                                                      397,418            143,002
                                                                              ----------------   ----------------
Long-term debt                                                                         352,451                 --
                                                                              ----------------   ----------------
Deferred income taxes                                                                  717,790            225,285
                                                                              ----------------   ----------------
Other liabilities                                                                      117,223             36,447
                                                                              ----------------   ----------------
Stockholders' equity:
     Preferred stock, $0.01 par value, 15,000,000 shares
      authorized, no shares issued                                                          --                 --
     Common stock, $0.01 par value, 200,000,000 shares authorized,
      83,524,285 and 41,729,280 shares issued, respectively                                835                417
     Treasury stock, at cost, 1,146,822 shares held                                    (43,554)                --
     Paid-in capital                                                                 1,865,597            250,248
     Unearned compensation                                                             (15,862)           (10,072)
     Retained earnings                                                                 788,356            460,031
     Accumulated other comprehensive income                                                 81                 88
                                                                              ----------------   ----------------
                                                                                     2,595,453            700,712
                                                                              ----------------   ----------------
                                                                              $      4,180,335   $      1,105,446
                                                                              ================   ================